CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                DATA GROWTH, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Data Growth, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST:     The  present  name  of  the  Corporation  is  Data  Growth, Inc
     ------

     SECOND:     The  following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the corporation in the manner prescribed by applicable law.

(1)     The  Article  entitled  ARTICLE I - NAME, is amended to read as follows:

                                ARTICLE I - NAME
The  name  of  the  corporation  shall  be:  PhotoLoft.com.

(2)     The  Article entitled ARTICLE IV - STOCK, is amended to read as follows:

                               ARTICLE IV - STOCK

     Common.  The aggregate number of common shares which this Corporation shall
     ------
have authority to issue is 50,000,000 shares of Common Stock having a par value of $.OO1 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.
     Preferred.  The  Corporation shall be authorized to issue 500,000 shares of
     ---------
Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.
(3)  Article  XII  is  hereby  added  and  shall  read  as  follows:

        ARTICLE XII - ELIMINATION OF LIABILITY OF OFFICERS AND DIRECTORS
     No officer or director of the Corporation shall have any liability to the Corporation or its shareholders for damages for breach of fiduciary duty as an officer of director except as an officer or director except as specifically provided for under NRS78.037(l), and as it may be amended from time to time.

     THIRD:     The Corporation has effectuated, effective with the commencement
     ------
of business on Monday, March 1, 1999, a 2.4571584 to 1 reverse stock split as to its shares of common stock outstanding as of the opening of business on February 28, 1999, which decreases the outstanding shares as of that date from 1,535,724 shares to 625,000 shares. The reverse split shall not change the number of shares  of  Common  Stock  authorized  for  issuance  by  the  Corporation.
     FOURTH:     The  number  of  shares  of  the  Corporation  outstanding  and
     -------
entitled  to  vote  at the time of the adoption of said amendment was 1,535,724.
     --
     FIFTH:     The  number  of  shares  voted  for  such amendments was 840,000
     ------
shares  (55%)  and  no  shares  were  voted  against  such  amendment.
DATED  this  26  day  of  February,  1999.


                               DATA  GROWTH,  INC.


                               By: s. Gary B. Peterson
                               -----------------------
                               Gary B. Peterson, President/Secretary
                              --------------------------------------

                                  VERIFICATION
                                  ------------


STATE  OF  UTAH                      )
                               :ss.
COUNTY  OF  SALT  LAKE               )
     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Date Growth, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                               s. Gary B. Peterson
                               -------------------

STATE  OF  UTAH                      )
                               :ss.
COUNTY  OF  SALT  LAKE               )
     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Data Growth, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 26th day of February, 1999.

               ____________________________
                                  NOTARY PUBLIC

Notary  Seal: